UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported) March 12, 2010
GTx, Inc.
(Exact name of registrant as specified in its charter)

Delaware	000-50549	62-1715807
(State or other jurisdiction of	(Commission	(I.R.S. Employer
incorporation or organization)	File Number)	Identification No.)
175 Toyota Plaza
7th Floor
Memphis, Tennessee 38103
(901) 523-9700
(Address, including zip code, and telephone number,
including area code, of registrant’s principal executive offices)
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.02 Termination of a Material Definitive Agreement
On March 12, 2010, GTx, Inc. (“GTx”) and Merck & Co., Inc. (“Merck”), mutually agreed to terminate the Exclusive License and Collaboration Agreement, dated November 5, 2007, by and between GTx and Merck (the “Collaboration Agreement”). Pursuant to the mutual agreement of the parties, the Collaboration Agreement was terminated effective immediately. The Collaboration Agreement was terminated following the mutual agreement of Merck and GTx to dissolve their collaboration for the development and commercialization of selective estrogen receptor modulator (“SARM”) compounds.
Pursuant to the terms of the Collaboration Agreement, GTx and Merck had agreed to jointly research, develop and commercialize SARM compounds and related SARM products for all potential indications of interest. Pursuant to the terms of the Collaboration Agreement, GTx received an upfront licensing fee of $40.0 million in January 2008, and Merck purchased approximately $30.0 million of GTx common stock in December 2007. Under the terms of the Collaboration Agreement, GTx was also eligible to receive up to $422.0 million in future milestone payments, associated with the development and regulatory approval of a lead product candidate, including Ostarine™, as defined in the Collaboration Agreement, if multiple indications had been developed and had received required regulatory approvals, as well as potential additional milestone payments for the development and regulatory approval of other product candidates that may have been developed under the Collaboration Agreement. Merck also agreed to pay the Company tiered royalties on net sales of products that may been developed under the Collaboration Agreement. As a result of the termination of the Collaboration Agreement, GTx will not any receive any of the milestone payments or royalties provided for under the Collaboration Agreement. Pursuant to the Collaboration Agreement, Merck also agreed to pay GTx $15.0 million in guaranteed cost reimbursements for research and development activities in equal annual installments over a three year period beginning on the first anniversary of the effective date of the Collaboration Agreement. GTx received the first and second $5.0 million cost reimbursement payments in December 2008 and 2009, respectively. Although the Collaboration Agreement was terminated, Merck remains obligated to pay GTx the third and final cost reimbursement payment of $5.0 million for research and development activities in 2010.
The foregoing is only a brief description of the material terms of Collaboration Agreement, does not purport to be complete, and is qualified in its entirety by reference to the Collaboration Agreement, which was filed as Exhibit 10.43 to GTx’s Annual Report on Form 10-K for the year ended December 31, 2007, filed with the Securities and Exchange Commission on March 11, 2008.
ITEM 2.02 Results of Operations and Financial Condition.
On March 15, 2010, GTx issued an earnings release for the fourth quarter and year ended December 31, 2009, a copy of which is furnished as Exhibit 99.1 to this Current Report.
This release is furnished by GTx pursuant to Item 2.02 of Form 8-K and is not to be considered “filed” under the Exchange Act, and shall not be incorporated by reference into any previous or future filing by the Registrant under the Securities Act or the Exchange Act.

ITEM 9.01 Financial Statements and Exhibits.
     (d) Exhibits

Exhibit
Number	Description
99.1	Press Release issued by GTx, Inc. dated March 15, 2010

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GTx, INC.

Date: March 15, 2010	By: Name:	/s/ Mark E. Mosteller Mark E. Mosteller
	Title:	Vice President and Chief Financial Officer
(principal accounting and financial officer)

EXHIBIT INDEX

Exhibit
Number	Description
99.1	Press Release issued by GTx, Inc. dated March 15, 2010